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                                                                     EXHIBIT 23

                  INFORMATION RESOURCES, INC. & SUBSIDIARIES

                       CONSENT OF INDEPENDENT CERTIFIED
                              PUBLIC ACCOUNTANTS

  We have issued our reports dated February 15, 1996 accompanying the consolidated financial statements and schedules and, March 24, 1995 accompanying the December 31, 1994 financial statements of IRI-SECODIP, S.N.C., included in the Annual Report of Information Resources, Inc. & Subsidiaries on Form 10-K for the year ended December 31, 1995. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Information Resources, Inc. on Forms S-8 (File Nos. 33-48289, 33-48290, 33-48291, 33-52719, 33-52721 and 33-54649).

                                          Grant Thornton LLP

Chicago, Illinois
March 22, 1996